                                                                     EXHIBIT 12

                   RUSSELL-STANLEY HOLDINGS AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)


                                                                      FISCAL YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------------------
                                                             1999       1998       1997       1996       1995
                                                           --------   --------   --------   --------   --------
RATIO OF EARNINGS TO FIXED CHARGES:
Income (loss) before taxes and extraordinary items.......   $(9.7)     $(4.8)     $ 6.9      $ 6.2      $ 2.6
Plus: Fixed charges......................................    23.3       17.5        9.2        7.8        8.5
                                                            -----      -----      -----      -----      -----

Income before taxes and extraordinary items plus fixed
  charges................................................   $13.6      $12.7      $16.1      $14.0      $11.1
                                                            =====      =====      =====      =====      =====

Fixed charges:
Interest expense.........................................   $21.1      $16.0      $ 8.8      $ 7.5      $ 8.3
One third of rental expense, representing interest
  portion................................................     2.2        1.5        0.4        0.3        0.2
                                                            -----      -----      -----      -----      -----
                                                            $23.3      $17.5      $ 9.2      $ 7.8      $ 8.5
                                                            =====      =====      =====      =====      =====
Ratio of Earnings to Fixed Charges.......................      --*        --*       1.8        1.8        1.3

------------------------

* Earnings were insufficient to cover fixed charges by $9.7 in 1999 and $4.8 in 1998.